UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 1, 2007

PeopleSupport, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-115328 (Commission Identification No.)	95-4695021 (IRS Employer File Number)
1100 Glendon Ave., Suite 1250, Los Angeles, California 90024

(Address of principal executive offices) (Zip Code)
(310) 824-6200

Registrant’s telephone number, including area code
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 1, 2007, Mr. Jesper Rathje was appointed as the Chief Accounting Officer (Principal Accounting Officer) of PeopleSupport, Inc. (the “Company”) reporting to the Chief Financial Officer. Prior to joining the Company, Mr. Rathje, 50, worked at Herbalife Ltd. since 1992, as its Vice President, Corporate Controller.
     Mr. Rathje’s base salary on an annualized basis is $240,000. Mr. Rathje is eligible for a bonus equal to twenty percent (20%) of his annualized base salary contingent upon attainment of certain performance goals. In 2007, his pro-rated bonus eligibility is $12,000. Mr. Rathje received a sign-on bonus of $7,350. Upon Board approval at the next regularly scheduled meeting, Mr. Rathje will also be awarded 7,500 restricted stock units, which will vest annually over three years from the employment commencement date.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
October 4, 2007

PeopleSupport, Inc. a Delaware corporation
By:	/s/ Caroline Rook
Chief Financial Officer